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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
              PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



                           Newcastle Investment Corp.
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             (Exact Name of Registrant as Specified in Its Charter)

                Maryland                               13-4007914
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


       1301 Avenue of the Americas
              New York, NY                                  10019
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(Address of Principal Executive Offices)                 (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:

333-71932


Securities to be registered pursuant to Section 12(b) of the Exchange Act:


          Title of Each Class                     Name of Each Exchange on Which
          to be so Registered                     Each Class is to be Registered
          -------------------                     ------------------------------
Common Stock, par value $0.01 per share               New York Stock Exchange
---------------------------------------           ------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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                      INFORMATION IN REGISTRATION STATEMENT

ITEM 1.           Description of Registrant's Securities to be Registered

                  Incorporated by reference to the section entitled "Description of Capital Stock" contained in Newcastle Investment Corp.'s Registration Statement on Form S-11 filed on December 27, 2001 (file no. 333-71932).


ITEM 2.           Exhibits

                  The following exhibits are filed as part of this registration statement (all of which are incorporated by reference to the corresponding exhibit as filed or to be filed with the Form S-11 Registration Statement):



 1.1          Form of Underwriting Agreement

 3.1          Amended Articles of Incorporation of the Registrant

 3.2          Amended By-laws of the Registrant

 4.1          Form of Certificate for common stock

 4.2          Rights Agreement between the Registrant and American Stock
              Transfer & Trust Company, as Rights Agent

 5.1 Opinion of Piper Marbury Rudnick & Wolfe LLP relating to the legality of the common stock

 8.1          Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

10.1 Amended and Restated Management and Advisory Agreement, dated as of June 10, 1998, as amended and restated as of _______, 2002 by and among the Registrant, Fortress Partners, L.P. and Fortress
              Investment Group LLC

10.2          Amended and Restated Agreement of Limited Partnership of
              Fortress Partners L.P.

10.3          Limited Liability Company Agreement of Fortress Investment Group
              LLC, dated February 6, 1998

10.4          Investment Guidelines

10.5          Newcastle Investment Corp. Nonqualified Stock Option and
              Incentive Award

11.1          Subscription Agreement dated as of November 23, 1999, between the
              Registrant and Fortress Investment Fund LLC

21.1          Subsidiaries of the Registrant

23.1          Consent of Deloitte & Touche LLP

23.2          Consent of Ernst & Young

23.3          Consent of Piper Marbury Rudnick & Wolfe LLP (contained in Exhibit
              5.1)

23.4          Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in
              Exhibit 8.1)

24.1          Power of Attorney

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the under signed, thereto duly authorized.


                                            NEWCASTLE INVESTMENT CORP.

January 25, 2002                            By:/s/ Randal A. Nardone
                                               ---------------------------------
                                            Name:  Randal A. Nardone
                                            Title: Secretary



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